                                                                    Exhibit 10.2
                                                                [CONFORMED COPY]


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                          Orbital Sciences Corporation



                                Third Amendment



                           Dated as of July 31, 1996


                                       To


                                 Note Agreement



                            Dated as of June 1, 1995





         Re:                 $20,000,000 10.50% Senior Notes,
                               Due June 14, 2001




================================================================================

                       THIRD AMENDMENT TO NOTE AGREEMENT

         This Third Amendment to Note Agreement dated as of July 31, 1996 (the or this "Third Amendment"), is entered into between Orbital Sciences Corporation, a Delaware corporation (the "Company"), and The Northwestern Mutual Life Insurance Company (the "Purchaser").

                                   RECITALS:

           A. The Company and the Purchaser have heretofore entered into the Note Agreement dated as of June 1, 1995, the First Amendment to Note Agreement dated as of June 30, 1995 and the Second Amendment to Note Agreement dated as of March 15, 1996 (as amended, the "Note Agreement").

          B. An Event of Default under the Note Agreement has occurred as a result of the Company's default in the observance of the covenant contained in
Section 5.9 of the Note Agreement for the period from January 1, 1996 to and including June 30, 1996.

           C. On or about August 1, 1996, the Company anticipates that ORBCOMM Global, L.P., a Delaware partnership ("ORBCOMM Partnership"), and ORBCOMM Global Capital Corp., a Delaware corporation ("ORBCOMM Capital"; together with ORBCOMM Partnership, the "Issuers"), will consummate the issuance of $170,000,000 aggregate principal amount of the Issuers' 14% Senior Notes (the "ORBCOMM Notes") and that ORBCOMM (as defined in the Note Agreement) and certain other subsidiaries of the Issuers will guarantee such ORBCOMM Notes upon the terms and conditions contemplated by that certain Preliminary Offering Memorandum dated July 11, 1996 (the "ORBCOMM Notes Offering Memorandum"). The transactions contemplated by the ORBCOMM Notes Offering Memorandum are hereinafter referred to as the "ORBCOMM Notes Issuance".

           D. The consummation of the ORBCOMM Notes Issuance would be prohibited by the terms of the Note Agreement and in consequence thereof, the Company has requested the Purchaser to amend the application of certain terms of the Note Agreement in order to permit consummation of the ORBCOMM Notes Issuance and to further amend the Note Agreement, upon terms and conditions acceptable to the Purchaser, for the purpose of amending such of the terms of the Note Agreement as would be necessary in order to permit the existence of the ORBCOMM Notes and the guarantees thereof on an ongoing basis.

           E. The Company and the Purchaser now desire to amend, effective on and as of the opening of business on August 2, 1996 (the "Effective Date"), certain of the terms of the Note Agreement in order to permit the issuance and existence of the ORBCOMM Notes on an ongoing basis within the limitations of the Note Agreement and to waive the existing Event of Default.

           F. In consideration of the Purchaser's agreeing to amend the Note Agreement as set forth herein, the Company has agreed to increase the interest rate on the Notes outstanding under the Note Agreement.

           G. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

           H. All requirements of law have been fully complied with and all other acts and things necessary to make this Third Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

         Now, therefore, the Company and the Purchaser, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

Section 1.             Amendment.

           Section 1.1. From and after the Effective Date, the Note Agreement shall be and is hereby amended as follows:

                          (i) the references to "10.50%" throughout the Note Agreement, including each of the exhibits thereto, shall be changed to "11.50%"; provided that, the reference to "10.50%" in the definition of "Make-Whole Amount" contained in
                 Section 8.1 of the Note Agreement shall not be changed by this Amendment;

                          (ii) the references to "12.50%" throughout the Note Agreement, including each of the exhibits thereto, shall be changed to "13.50%"; and

                          (iii) the references to "ORBCOMM Development" throughout the Note Agreement shall be changed to "ORBCOMM Partnership".

           Section 1.2. Section 5.8 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

                   "Section 5.8.    Fixed Charges Coverage Ratio.  The Company
         will at all times keep and maintain the Fixed Charges Coverage Ratio from June 30, 1996 and thereafter at not less than 1.65 to 1.00."





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

           Section 1.3. Section 5.9 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

                   "Section 5.9.    Priority Funded Debt Ratio.  The Company
         will not at any time permit the ratio of Consolidated Priority Funded Debt to Consolidated Tangible Net Worth to exceed:



                                                      Ratio of Consolidated
                During the Period                    Priority Funded Debt to
                                                    Consolidated Tangible Net
                                                             Worth
           July 1, 1996 through
             September 30, 1996                            .30 to 1.00

           October 1, 1996 through
             December 31, 1996                             .25 to 1.00

           January 1, 1997 through
             March 31, 1997                                .20 to 1.00

           April 1, 1997 and thereafter                    .15 to 1.00"

           Section 1.4. Section 5.15 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

                   "Section 5.15.   Transactions with Affiliates.  The
         Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate; provided that notwithstanding the foregoing, ORBCOMM and ORBCOMM USA may guarantee the Non-Recourse ORBCOMM Debt upon the terms and conditions contemplated by this Agreement."





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
           Section 1.5. Section 8.1 of the Note Agreement shall be and is hereby amended as follows:

                  (a) The definition of "Indebtedness" shall be and is hereby amended in its entirety to read as follows:

                          "Indebtedness" of any Person shall mean and include
                 all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all
                 (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) Capitalized Rentals and (e) Guaranties of obligations of others of the character referred to in this definition; provided that, the foregoing shall not include the Non-Recourse ORBCOMM Debt."

                  (b) The definition of "Reinvestment Rate" contained within the definition of "Make Whole Amount" shall be and is hereby amended in its entirety to read as follows:

                 ""Reinvestment Rate" shall mean (1) the sum of 1.50%, plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the United States government Securities) at 11:00 A.M. (New York, New York time) for the United States government Securities having a maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the principal of the Notes being prepaid or paid (taking into account the application of such prepayment and payments required by Section 2.1) or (2) in the event that no nationally recognized trading screen reporting on-line intraday trading in the United States government Securities is available, Reinvestment Rate shall mean the sum of 1.50%, plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal of the Notes being prepaid or paid (taking into account the application of such prepayment payments required by Section 2.1). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be





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
                 calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the "Reinvestment Rate", the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.":

                  (c) The following definition of "Non-Recourse ORBCOMM Debt" shall be added thereto in alphabetical order:

                          "Non-Recourse ORBCOMM Debt" shall mean Indebtedness
                 evidenced by the guarantee of ORBCOMM and ORBCOMM USA of the Indebtedness for borrowed money of ORBCOMM Partnership and ORBCOMM Capital not to exceed $170,00,0000 in aggregate principal amount, the proceeds of which shall be used to finance the design, development, construction, integration, testing and operation of the satellite-based two-way data and messaging communications of ORBCOMM Partnership, provided that recourse for payment of such Indebtedness for borrowed money is expressly limited to the assets and revenues of ORBCOMM, ORBCOMM USA, ORBCOMM Partnership, ORBCOMM Capital and the subsidiaries thereof, and provided, further, that with respect to such Indebtedness for borrowed money neither the Company nor any other Subsidiary (other than ORBCOMM and ORBCOMM USA), nor any of the property or assets of the Company or any Subsidiary (other than ORBCOMM and ORBCOMM USA) is directly or indirectly liable in any manner whatsoever for the payment thereof."

                  (d) The definition of "ORBCOMM Development" shall be and is hereby deleted therefrom and the following definition of "ORBCOMM Partnership" shall be added thereto in alphabetical order:

                          "ORBCOMM Partnership" shall mean ORBCOMM Global,
                  L.P., a Delaware limited partnership.

                  (e) The following definition of "ORBCOMM Capital" shall be added thereto in alphabetical order:

                          "ORBCOMM Capital" shall mean ORBCOMM Global Capital
                  Corp., a Delaware corporation.

                  (f) The following definition of "ORBCOMM USA" shall be added hereto in alphabetical order:





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
                          "ORBCOMM USA" shall mean ORBCOMM USA, L.P., a Delaware limited partnership.


Section 2.             Waiver.

           Section 2.1. Upon and by virtue of this Third Amendment becoming effective on the Effective Date, the failure of the Company to comply with the provisions of Section 5.9 (Priority Funded Debt Ratio) of the Note Agreement for the period from and including January 1, 1996 through and including June 30, 1996, which failure constitutes an Event of Default under the Note Agreements, shall be deemed to have been waived by the Purchaser. The Company understands and agrees that the waiver contained in this Section 2.1 pertains only to the matters and to the extent herein described and not to any other actions of the Company under, or matters arising in connection with, the Note Agreement or to any rights which the Purchaser has arising by virtue of any such other actions or matters.

Section 3.             Representations and Warranties of the Company.

           Section 3.1. To induce the Purchaser to execute and deliver this Third Amendment, the Company represents and warrants to the Purchaser (which representations shall survive the execution and delivery of this Third Amendment) that:

                  (a) this Third Amendment has been duly authorized, executed and delivered by it and this Third Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                  (b) the Note Agreement, as amended by this Third Amendment, constitutes the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                  (c) the execution, delivery and performance by the Company of this Third Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause
         (iii)(A)(3) of this Section 3.1(C); and





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
                  (d) as of the date hereof and after giving effect to this Third Amendment, no Default or Event of Default has occurred which is continuing.

Section 4.             Conditions to Effectiveness of Third Amendment.

           Section 4.1. This Third Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

                  (a) executed counterparts of this Third Amendment, duly executed by the Company and the Purchaser, shall have been delivered to the Purchaser;

                  (b) the Purchaser shall have received a new Note in the form of Exhibit A hereto duly executed by the appropriate officer of the Company which reflects the amendment to the interest rate set forth in Section 1.1 hereof;

                  (c) the representations and warranties of the Company set forth in Section 2 hereof shall be true and correct on and with respect to the date hereof; and

                  (d) that certain Indenture dated as of August 7, 1996 between ORBCOMM Global, L.P. and ORBCOMM Global Capital Corp., as issuers, Orbital Communications Corporation, Teleglobe Mobile Partners, ORBCOMM USA, L.P. and ORBCOMM International Partners, L.P., as guarantors, and Marine Midland Bank, N.A., as trustee, shall be in form and substance satisfactory to you and your special counsel and you shall have received a true, correct and complete copy thereof.

Upon receipt of all of the foregoing, this Third Amendment shall on the Effective Date become effective.

Section 5.             Miscellaneous.

           Section 5.1. Except as modified and expressly amended by this Third Amendment, the Note Agreement is in all respects ratified, confirmed and approved and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.

           Section 5.2. The Company agrees to pay all reasonable fees and expenses of the Purchaser and its special counsel in connection with the preparation of this Third Amendment.

           Section 5.3. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Third Amendment may refer to the Note Agreement without making specific reference to this Third Amendment but nevertheless all such references shall include this Third Amendment unless the context otherwise requires.





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

           Section 5.4. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

           Section 5.5. This Third Amendment may be executed and delivered in any number of counterparts, each of such counterparts constituting an original, but all together only one Third Amendment.





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
         In Witness Whereof, the Company and the Purchaser have caused this instrument to be executed, all as of the day and year first above written.

                                        Orbital Sciences Corporation



                                        By        /s/ Jeffrey V. Pirone
                                           ------------------------------------

                                                      Vice President





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
Accepted and Agreed to:

                                        The Northwestern Mutual Life
                                         Insurance Company



                                        By          /s/ Steven Swanson
                                          -------------------------------------

                                                       Vice President





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
                          ORBITAL SCIENCES CORPORATION


                               11.50% Senior Note
                               Due June 14, 2001


No. R-2                                                          June 14, 1996

$20,000,000


         Orbital Sciences Corporation, a Delaware corporation (the "Company"), for value received, hereby promises to pay to

                 The Northwestern Mutual Life Insurance Company

                             or registered assigns
                      on the fourteenth day of June, 2001
                            the principal amount of

                      Twenty Million Dollars ($20,000,000)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 11.50% per annum from the date hereof until maturity, payable semiannually on the fourteenth of June and December in each year (commencing on December 14, 1995) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate Overdue Rate after the due date, whether by acceleration or otherwise, until paid. "Overdue Rate" shall mean the lesser of (a) the maximum interest rate permitted by law and (b) the greater of (1) 13.50% per annum and (2) the rate which Morgan Guaranty Trust Company of New York, New York City, New York, announces from time to time as its prime lending rate as in effect from time to time, plus 2%.

         Both the principal hereof and interest hereon are payable at the principal office of the Company in Dulles, Virginia in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Dulles, Virginia or New York, New York are required by law to close or are customarily closed.



                                  EXHIBIT A
                             (to Third Amendment)

         This Note is one of the 11.50% Senior Notes due June 14, 2001 (the "Notes") of the Company in the aggregate principal amount of $20,000,000 issued or to be issued under and pursuant to the terms and provisions of the Note Agreement dated as of June 1, 1995 as amended by the First Amendment dated as of June 1, 1995, the Second Amendment dated as of March 15, 1996, and the Third Amendment dated as of July 31, 1996 (collectively, the "Note Agreement"), entered into by the Company with the original Purchaser therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreement for a statement of such rights and benefits.

         This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity date and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

         This Note and said Note Agreement are governed by and construed in accordance with the laws of Illinois, including all matters of construction, validity and performance.

                                        Orbital Sciences Corporation



                                        By
                                             --------------------------------
                                        Its
                                             --------------------------------





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